                                                                    EXHIBIT 12

                        NORTHWEST PIPELINE CORPORATION

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       ASSUMING ALLOCATION OF INTEREST
                            (DOLLARS IN MILLIONS)

                                                                              YEAR ENDED DECEMBER 31,
                                                       -----------------------------------------------------------------------
                                     SIX MONTHS
                                        ENDED
                                       JUNE 30,
                                         1995            1994           1993             1992            1991           1990
                                     -----------       -------         -------          ------          ------          ------
Earnings:
  Income from continuing
    operations before
    income taxes ...................    $39.1           $71.8          $ 72.3           $60.2           $52.8           $59.8
  Add:
    Interest on long-term
      debt .........................     14.6            29.8            31.6            19.6            18.6            23.6
    Other interest expense .........      2.9             6.4             8.2             5.6             0.7           (10.7)
    Rental expense representative
      of interest factor............      2.4             4.5             4.1             2.7             2.8             3.1
                                        ------         -------         -------          ------          ------          ------
  Total earnings, as adjusted,
    plus fixed charges..............    $59.0          $112.5          $116.2           $88.1           $74.9           $75.8
                                        ======         =======         =======          ======          ======          ======
Fixed Charges:
  Interest expense on long-term
    debt............................    $14.6          $ 29.8          $ 31.6           $19.6           $18.6           $23.6
  Other interest expense............      2.9             6.4             8.2             5.6             0.7           (10.7)
  Rental expense representative of
    interest factor.................      2.4             4.5             4.1             2.7             2.8             3.1
                                        ------         -------         -------          ------          ------          ------
  Total fixed charges...............    $19.9          $ 40.7          $ 43.9           $27.9           $22.1           $16.0
                                        ======         =======         =======          ======          ======          ======
Ratio of earnings to fixed
  charges...........................      2.96            2.76            2.65            3.16            3.39            4.74
                                        ======         =======         =======          ======          ======          ======


                        NORTHWEST PIPELINE CORPORATION

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      ASSUMING NO ALLOCATION OF INTEREST
                            (DOLLARS IN MILLIONS)

                                                                              YEAR ENDED DECEMBER 31,
                                                       -----------------------------------------------------------------------
                                     SIX MONTHS
                                        ENDED
                                       JUNE 30,
                                         1995            1994           1993             1992            1991           1990
                                     -----------       -------         -------          ------          ------          ------
Earnings:
  Income from continuing
    operations before
    income taxes ...................    $39.1           $71.8          $ 72.3           $60.2           $43.0           $49.5
  Add:
    Interest on long-term
      debt .........................     14.6            29.8            31.6            19.6            28.0            33.7
    Other interest expense .........      2.9             6.4             8.2             5.6             1.5           (10.2)
    Rental expense representative
      of interest factor............      2.4             4.5             4.1             2.7             2.8             3.1
                                        ------         -------         -------          ------          ------          ------
  Total earnings, as adjusted,
    plus fixed charges..............    $59.0          $112.5          $116.2           $88.1           $75.3           $76.1
                                        ======         =======         =======          ======          ======          ======
Fixed Charges:
  Interest expense on long-term
    debt............................    $14.6          $ 29.8          $ 31.6           $19.6           $28.0           $33.7
  Other interest expense............      2.9             6.4             8.2             5.6             1.5           (10.2)
  Rental expense representative of
    interest factor.................      2.4             4.5             4.1             2.7             2.8             3.1
                                        ------         -------         -------          ------          ------          ------
  Total fixed charges...............    $19.9          $ 40.7          $ 43.9           $27.9           $32.3           $26.6
                                        ======         =======         =======          ======          ======          ======
Ratio of earnings to fixed
  charges...........................      2.96            2.76            2.65            3.16            2.33            2.86
                                        ======         =======         =======          ======          ======          ======
